Exhibit 10.2

CEMENTOS PACASMAYO S.A.A.

CONTRACT OF GENERAL MANAGEMENT AND PROVISION OF SERVICES

No. 2020-0124/2004

This document contains the CONTRACT OF GENERAL MANAGEMENT AND PROVISION OF SERVICES executed by the party of the first part CEMENTOS PACASMAYO S.A.A., hereinafter CPSAA, R.U.C. No. 20419387658, a company recorded in Entry No. 11076338 of the Public Register of Lima, indicating domicile at Pasaje El Carmen No. 180, Urbanización El Vivero de Monterrico, Santiago de Surco, Lima, duly represented by Mr. Ernesto Balarezo Valdez; and the party of the second part INVERSIONES PACASMAYO S.A., hereinafter THE COMPANY, R.U.C. No. 20101099149, a company recorded in Fiche 117936 of Book of Legal Persons of the Commercial Register of Lima, indicating domicile at Pasaje El Carmen No. 180, Urbanización El Vivero de Monterrico, Santiago de Surco, Lima, duly represented by Mr. Lino Abram Caballerino, in the following terms and conditions:

CLAUSE ONE.- RECITALS.-

1.1                                CPSAA is an open-end corporation engaging in activities related to the industry of cement and other construction materials. Furthermore, it engages in mining activities, mainly the extraction of nonmetallic minerals, such as clay.

For the achievement of its corporate purpose, CPSAA operates a Cement Plant and has a Mining Unit in “Cerro

Pitura,” both located in the city of Pacasmayo. In addition, it has administrative offices located in the city of Lima.

1.2.                             THE COMPANY is a corporation whose main purpose is to engage in securities brokerage activities.

CLAUSE TWO.- PURPOSE.-

By this document, THE COMPANY executes a Contract of General Management and Provision of Services with CPSAA, in the modality provided in Article 193 of the General Corporations Law, as well as pursuant to articles 1764 et seq. of the Civil Code, and according to the stipulations contained herein.

THREE.- FUNCTIONS OF CPSAA.-

The functions of CPSAA as general manager of THE COMPANY will be performed under the decisions of the General Shareholders’ Meeting and the Managing Board of THE COMPANY and will consist of those indicated below, the list of which is without limitation thereto and merely indicative:

3.1.                             Organize the internal system of the company.

3.2.                             Manage all corporate activities of the company.

3.3.                             Exercise the powers inherent in the General Management according to the attributions and responsibilities established for said function in the bylaws of THE COMPANY, in the General Corporations Law and other applicable regulations.

The functions of General Management will be performed in a form specific for an individual, professional, highly qualified, which CPSAA will designate for this purpose and who will reside in the city of Lima.

CLAUSE FOUR.- DESIGNATED INDIVIDUAL.-

CPSAA designates as its representative in the position of General Manager Mr. Lino Abram Caballerino, a Peruvian citizen, National Identity Document No. 09137017, domiciled at Pasaje El Carmen No. 180, Urbanización El Vivero de Monterrico, Santiago de Surco, Lima.

CLAUSE FIVE.- SERVICES.-

CPSAA promises to render, depending on the requirements and needs of THE COMPANY, the services indicated below:

5.1.                             Ordinary legal consultancy: Includes:

a)                                      Preventive consultancy, intended to determine the legal advantages and disadvantages that may occur when THE COMPANY makes decisions;

b)                                     The answer to questions related to the regular operations and business of THE COMPANY;

c)                                      Preparation of reports on legal aspects related to the operations and activity of THE COMPANY;

d)                                     Securities: Includes the issue of shares; the payment of dividends in paid-up shares and in cash, the presentation of a report to entities such as CONASEV, SUNAT, Stock Market, etc.; service to shareholders; registration of the issue and transfer of shares.

This consultancy does not include extraordinary topics such as administrative, judicial or other types of proceedings; or the participation of CPSAA in mergers, spin-offs or any other form of corporate reorganization or in the dissolution or liquidation of THE COMPANY. It also does not include any type of service which, by their nature, are considered extraordinary by the parties, by mutual consent.

5.2.                             Internal Audit: Covers the analysis and supervision of the regular activities of THE COMPANY, without including the special studies it decides to entrust to CPSAA.

5.3.                             Accounting: Includes the formulation, consulting and supervision of the analytical, individual and consolidated financial statements, for filing with the competent authorities. It also includes the supervision in the preparation of the cost reports.

The work of formulation and supervision also includes the application and implementation of the International Financial Information standards approved and made official in Peru.

Furthermore, it includes consulting and supervision work intended to achieve compliance with tax obligations before the various administrative authorities.

The presentation services of THE COMPANY to administrative authorities include all types of processes that imply the revision, verification and/or supervision of compliance with tax obligations by administrative officers, as well as services for processing and follow-up on non-contentious requests.

Topics with extraordinary character, such as tax proceedings (contentious) involving the presentation and follow-up of appeals which must be processed before any administrative authority are excluded.

Also excluded is the participation of CPSAA in mergers, spin-offs, or any other form of corporate reorganization or in the dissolution or liquidation of THE COMPANY.

It also does not include any type of service which, by their nature, are considered extraordinary by the parties, by mutual consent.

5.4.                             Human Resources: Involves consulting and supervision work in the realm of individual and collective labor relations, and the relations with contractor companies, if any, assuring compliance with labor and social provisions governing these matters. In addition, it includes representation services before the officers of the administrative labor authority.

Equally, it includes consulting and supervision in services related to recruitment and selection, training and development of staff, as well as in the processes of compensations and evaluations, which also includes the formulation of guidelines, policies and procedures concerning these topics.

It also includes the formulation of guidelines, policies and procedures applicable in the guidance and wellbeing of the staff, in order to maintain an adequate organizational environment.

5.5.                             Logistics: It undertakes to deal with the request for goods and services coming from abroad (imports); corporate handling of the negotiation and supply of goods and services; handling of critical and regular materials, as well as the supervision and formalities with the various public and private bodies and entities, as the case may be, in order to obtain the corresponding licenses, authorizations and permits.

It also includes services of supervision in costs reduction and preparation of inventories; administration, both of the transfer of goods to the Production Units and warehouses; valuation of assets and sale of obsolete machinery and equipment.

It also includes the formulation of guidelines, policies and procedures related to the supply, storage and transport of goods.

5.6.                             Budget, Treasury and Finance: Includes the formulation of the bases of the annual budgets of costs, results and cash flow, as well as advice in the formulation of investment budgets.

It also involves the realization of operations with Banking and Financial Entities.

5.7.                             Service of the Information and Communications Systems, which includes:

a)                                      Maintenance and operation of the infrastructure for data processing and communications, required by THE COMPANY for its hardware and software.

b)                                     Support and maintenance to computer applications installed at THE COMPANY.

The information and communication services do not involve topics related to:

Infrastructure Services, which includes:

a)                                      Evaluation and installation of new hardware and software and communication infrastructure;

b)                                     Evaluation, installation and/or development of new computer systems.

Services of implementation of information systems, which includes:

a)                                      Adaptation of the SAP system or other systems installed according to the needs of THE COMPANY;

b)                                     Services of training and qualification in the systems installed.

The infrastructure services, as well as the implementation of computer systems requested by THE COMPANY, will have an additional fee which will be established by mutual consent, at the time the service is requested.

5.8.                             General Services: Involves the service and archive areas. The service areas includes, inter alia, the receipt and attention of visits, receipt and distribution of correspondence, and the service of the switchboard. In turn, the archive area includes the receipt, classification and custody of the documentation of THE COMPANY.

The above list is merely indicative because under this contract, CPSAA undertakes to render to THE COMPANY all regular services required by it for the achievement of its corporate purpose. However, in case of services which are deemed “extraordinary” by their nature, the parties will agree on the additional fees corresponding in each case.

SIX.- OBLIGATIONS OF THE COMPANY.-

THE COMPANY undertakes to give all types of facilities to CPSAA to enable the latter to perform to satisfaction the obligations acquired hereunder.

In turn, CPSAA and the individual designated by it, according to Clause Four hereof, undertake to maintain

Absolute secrecy concerning all information obtained from THE COMPANY.

CLAUSE SEVEN.- COMPENSATION.-

For the services referred to herein, THE COMPANY will pay to CPSAA a semiannual compensation totaling US$ 68,301.00 (Sixty-Eight Thousand Three Hundred One and 00/100 U.S. dollars).

The parties agree that, at the request of CPSAA, the compensation may be paid by payments on account, provided they are approved by THE COMPANY, in which case CPSAA must deliver to the latter the corresponding invoice for the amount paid.

The compensation for services will be subject to the General Sales Tax at the rate valid at the time the compensation must be paid.

It is noted that the compensation has been established based on a budget which was projected considering the number of hours CPSAA staff will be involved in the performance of said services.

Without prejudice to the above, at the end of each semiannual or annual due date, CPSAA and THE COMPANY undertake to make the adjustments necessary and, if applicable, recognize the adjustments corresponding for the hours of work previously paid.

CLAUSE EIGHT.- TERM.-

This contract has a term of six (6) months, from July 1, 2004 to December 31, 2004.

However, the parties agree that this contract will be deemed renewed for successive terms of one (1) year, provided neither one of the parties communicates to the other its decision not to renew it, by notarized letter.

In case of annual renewal, the amount of the compensation referred to in Clause Seven of this Contract will total US$ 136,601.00 (One Hundred Thirty-Six Thousand Six Hundred One and 00/100 U.S. dollars) annually.

CLAUSE NINE.- LIMITED LIABILITY.-

CPSAA will perform with the ordinary diligence required in the performance of the tasks hereunder. In case of default, the liability will be limited to the amount of the compensation that CPSAA must receive in a semiannual or annual period, pursuant to Clauses Seven and Eight, as the case may be; and this will proceed only if it is demonstrated that there was fraud or gross negligence, according to the definitions contained in articles 1318 and 1319 of the Civil Code. This limit applies for the liability that may be found established for CPSAA towards THE COMPANY, its shareholders and/or third parties.

CLAUSE TEN.- CANCELLATION.-

The parties agree that if one of them decides to cancel this contract prior to the expiration of the term established in Clause Eight without cause of default, it must pay the other as penalty the costs incurred and that must be incurred by it as a consequence of the cancellation of this contract. The parties expressly note that the amount of the penalty payable in case of cancellation of this contract will be determined at the time the cancellation is implemented.

In order to use this cancellation clause, the corresponding party will deliver a notarized letter to the other party, indicating its will to terminate this contact.

CLAUSE ELEVEN.- CPSAA STAFF.-

All services hereunder will be rendered by CPSAA staff contracted for a fixed or indefinite term. For this purpose, such staff must be specialized in the various technical and administrative areas required to render said services.

CLAUSE TWELVE.- RESOLUTION OF DISPUTES.-

The parties agree that any dispute arising from the interpretation or request for stipulations, rights and obligations contained in this contract and which cannot be resolved by them directly will be submitted to arbitration under the law entrusted to the Center of Commercial Arbitration and Conciliation (CEARCO).

For this purpose, each party will designate an arbitrator on the payroll of CEARCO valid at the time of the dispute, and they, in turn, will designate the third arbitrator who will be the President of the Tribunal. The arbitral proceeding will be governed by the provisions of the CEARCO Regulation. The arbitral award issued will not be subject to appeal.

In witness whereof, this contract is signed in Lima on June 30, 2004.

for Cementos Pacasmayo S.A.A.	for Inversiones Pacasmayo S.A.

[signature]	[signature]
Ernesto Balarezo Valdez	Lino Abram Caballerino

I CERTIFY: The signatures appearing in this document belong to Mr. ERNESTO BALAREZO VALDEZ, DNI No. 07861115, who signs on behalf of CEMENTOS PACASMAYO S.A.A. and the party of the second part Mr. LINO ABRAM CABALLERINO, DNI No. 09137017, who signs on behalf of INVERSIONES PACASMAYO S.A., are authentic, and I legalize them.

Lima, July 1, 2004.

[stamp:] ASSOCIATION OF NOTARIES OF LIMA, PERU NIHIL PRIUS FIDE	[stamp:] PUBLIC NOTARY Dr. G. CORREA M.	CERTIFICATION OF SIGNATURES, BUT NOT OF THE CONTENT

2004
NC

CEMENTOS PACASMAYO S.A.A.

Calle La Colonia No. 150, Urbanización El Vivero — Santiago de Surco

Tel.: 317-6000/Fax 317-6099

ADDENDUM

CONTRACT OF GENERAL MANAGEMENT AND PROVISION OF SERVICES No.

2020-0124/2004 DATED JUNE 30, 2004

This document contains the Addendum to the Contract of General Management and Provision of Services No. 2020-0124/2004 executed by the party of the first part, CEMENTOS PACASMAYO S.A.A. (hereinafter “CPSAA”), identified with RUC No. 20419387658, with domicile at Calle La Colonia No. 150, Urbanización El Vivero, district of Santiago de Surco, province and department of Lima, duly represented by Mr. Carlos Julio Pomarino Pezzia, identified with DNI No. 07854255, according to the powers of attorney recorded in Electronic Entry No. 11076338 of the Register of Legal Persons of Lima; and the party of the second part, INVERSIONES PACASMAYO S.A. (hereinafter “THE COMPANY”), identified with RUC No. 20101099149, with domicile for these purposes at Calle La Colonia No. 150, Urbanización El Vivero, district of Santiago de Surco, province and department of Lima, duly represented by Mr. Lino Abram Caballerino, identified with DNI No. 09137017, according to the powers of attorney recorded in Electronic Entry No. 11015404 of the Register of Legal Persons of Lima, in the following terms and conditions:

ONE: RECITALS

1.1                                On June 30, 2004, the parties executed the Contract of General Management and Provision of Services No. 2020-0124/2004 (hereinafter THE CONTRACT), under which CPSAA expressly undertook toward THE COMPANY to render to it the services described in Clauses Two, Three and Five of THE CONTRACT, in exchange for the payment of the compensation established in Clause Seven of said contract, for an indefinite term.

1.2                                By Addendum dated December 29, 2006, the parties agreed to modify the amount of the compensation established in Clause Seven of THE CONTRACT to the annual amount of US$ 105,043.00 plus General Sales Tax.

TWO: PURPOSE

2.1                               By this document, the parties agree to increase the amount of the annual compensation for the performance of the services contracted, from the amount of US$ 105,043.00 plus General Sales Tax to the amount of US$ 105,927.97 (One Hundred Five Thousand Nine Hundred Twenty-Seven with 97/100 U.S. Dollars) plus General Sales Tax, which amount would apply to both parties, as of January 1, 2008.

THREE: TERMS AND CONDITIONS

The parties expressly state that the other terms and conditions contained in THE CONTRACT are maintained, without any modification or change, except for the modifications agreed upon in this Addendum.

In witness whereof, the parties sign this document in two counterparts with the same content and value, on December 31, 2007.

for CPSAA	for THE COMPANY

[signature]	[signature]
Carlos Julio Pomarino Pezzia	Lino Abram Caballerino